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                                                                     Exhibit 2.5

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is dated as of July 19, 2005, by and among FreeSeas Inc. (formerly Adventure Holdings, S.A.), a corporation organized under the laws of the Republic of the Marshall Islands ("FREESEAS"), Alastor Investments S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("ALASTOR"), The Mida's Touch S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("MIDA'S TOUCH"), N.Y. Holdings S.A., a corporation organized under the laws of the Republic of the Marshall Islands ("N.Y. HOLDINGS"), George
D. Gourdomichalis ("G. GOURDOMICHALIS"), Stathis D. Gourdomichalis ("S. GOURDOMICHALIS") and Ion G. Varouxakis ("VAROUXAKIS"), and Trinity Partners Acquisition Company Inc., a corporation organized under the laws of the State of Delaware ("TRINITY").

                              W I T N E S S E T H:

         WHEREAS, Trinity, FreeSeas, V Capital S.A., a corporation organized under the laws of the Republic of the Marshall Islands, ("V CAPITAL"), G Bros S.A., a corporation organized under the laws of the Republic of the Marshall Islands, ("G BROS"), G. Gourdomichalis, S. Gourdomichalis and Varouxakis entered into that certain Agreement and Plan of Merger, dated as of March 24, 2005 (the "MERGER AGREEMENT");

         WHEREAS, in accordance with Section 6.13 of the Merger Agreement, V Capital and G Bros transferred and assigned all of their respective shares in FreeSeas to Alastor, Mida's Touch and N.Y. Holdings on April 25, 2005, thus making each of Alastor, Mida's Touch and N.Y. Holdings a FreeSeas Shareholder (as such term is defined in the Merger Agreement);

         WHEREAS the parties hereto desire to amend the Merger Agreement as set forth herein:

         NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

         1. RULES OF CONSTRUCTION; DEFINITIONS. The rules of construction set forth in the Merger Agreement shall be applied to this Amendment. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

         2. AMENDMENTS TO THE MERGER AGREEMENT. Subject to the terms and conditions of this Amendment:

         (a) Section 8.1(f) of the Merger Agreement is hereby amended by changing the date contained therein from "July 31, 2005" to "September 30, 2005"; and

         (b) Section 7.3(d) of the Merger Agreement is hereby amended by adding the following:



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                           "(6) A Certificate of Ownership and Encumbrance
                  issued by the Office of the Maritime Administrator, Republic of the Marshall Islands, dated not more than five (5) Business Days prior to the Closing, confirming that Adventure Four S.A. is the owner of the Free Fighter free and clear of any Lien other than as disclosed in Section 3.9(b) of the Adventure Disclosure Schedule;

                           (7) A certificate by Lloyd's Register of Shipping
                  dated not more than ten (10) Business Days prior to the Closing, to the effect that the Free Fighter is in class without overdue recommendation."

         3. NO OTHER AMENDMENT. All other terms and conditions of the Merger Agreement shall remain in full force and effect and the Merger Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

         4. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, which taken together, shall constitute a single original document.

         7. MODIFICATIONS IN WRITING. No provision of this Amendment may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by all of the parties hereto.




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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first above written.

                                     TRINITY PARTNERS ACQUISITION COMPANY, INC.


                                     By:  /s/ Lawrence Burstein
                                         ---------------------------------------
                                         Name: Lawrence Burstein
                                         Title: President



                                    FREESEAS INC.



                                     By:  /s/ George D. Gourdomichalis
                                         ---------------------------------------
                                         Name: George D. Gourdomichalis
                                         Title: President




                                     ALASTOR INVESTMENTS S.A.


                                     By:  /s/ George D. Gourdomichalis
                                         ---------------------------------------
                                         Name: George D. Gourdomichalis
                                         Title: President


                                     THE MIDA'S TOUCH S.A.


                                     By:  /s/ Ion G. Varouxakis
                                         ---------------------------------------
                                         Name: Ion G. Varouxakis
                                         Title: President


                                     N.Y HOLDINGS S.A.


                                     By:  /s/ Efstathios D. Gourdomichalis
                                         ---------------------------------------
                                         Name: Efstathios D. Gourdomichalis
                                         Title: President


                                     /s/ George D. Gourdomichalis
                                     -------------------------------------------
                                     George D. Gourdomichalis



                                     /s/ Efstathios D. Gourdomichalis
                                     -------------------------------------------
                                     Efstathios D. Gourdomichalis



                                     /s/ Ion G. Varouxakis
                                     -------------------------------------------
                                     Ion G. Varouxakis




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